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                                                                      EXHIBIT 23

The Board of Directors
Stewart Information Services Corporation:

We consent to incorporation by reference in the registration statements
(No. 33-48519, No. 33-48520, No. 33-58156, No. 33-59747, No. 33-62535,
No. 333-03981, No. 333-24075, No. 333-65971 and No. 333-77579) on
Form S-8 of Stewart Information Services Corporation of our report dated February 14, 2000, except as to note 20, which is as of March 13, 2000, relating to the consolidated balance sheets of Stewart Information Services Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of earnings, retained earnings and comprehensive earnings and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which report appears in the December 31, 1999 annual report on Form 10-K of Stewart Information Services Corporation.


                                                        /s/ KPMG LLP


Houston, Texas
March 23, 2000